EXHIBIT 99.1

ALLIANT ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 and the unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2007 and the year ended December 31, 2006 give effect to the sale (the Divestiture) by Interstate Power and Light Company (IPL), a subsidiary of Alliant Energy Corporation (Alliant Energy), of its electric transmission assets to ITC Midwest LLC (ITC) pursuant to the terms of an Asset Sale Agreement, dated as of January 18, 2007, by and between IPL and ITC (the Sale Agreement). The pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and related notes thereto of Alliant Energy contained in its combined Annual Report on Form 10-K for the year ended December 31, 2006 and its combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

The pro forma condensed consolidated financial information is presented for information purposes only, is based on the assumptions set forth below, includes various estimates and is not necessarily indicative of Alliant Energy’s financial results had the Divestiture actually occurred on the dates assumed nor is it necessarily indicative of Alliant Energy’s future results of operations.

ALLIANT ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS	September 30, 2007
Property, plant and equipment, net	$5,089.5	$(500.3	)(b)	$4,589.2
Cash and cash equivalents	108.1	579.1	(a)	687.2
Other current assets	741.8	50.0	(a)	788.5
		(3.3	)(b)
Investments	234.5	--		234.5
Other assets	753.3	(1.0	)(b)	752.3

Total assets	$6,927.2	$124.5		$7,051.7

CAPITALIZATION AND LIABILITIES
Common equity	$2,511.8	$128.2	(c)	$2,640.0
Cumulative preferred stock of subsidiaries, net	243.8	--		243.8
Long-term debt, net (excluding current portion)	1,593.9	--		1,593.9

Total capitalization	4,349.5	128.2		4,477.7

Current liabilities	754.3	(133.4	)(a)	648.0
		(4.7	)(b)
		31.8	(c)
Deferred income taxes	770.8	58.7	(c)	829.5
Long-term regulatory liabilities	618.6	(44.1	)(b)	663.2
		88.7	(d)
Other long-term liabilities and deferred credits	434.0	(0.7	)(b)	433.3

Total liabilities	2,577.7	(3.7)		2,574.0

Total capitalization and liabilities	$6,927.2	$124.5		$7,051.7

Refer to accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

ALLIANT ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
	Nine Months Ended September 30, 2007
Operating revenues	$2,566.2	($ 9.3	)(e)	$2,556.9
Operating expenses:
Electric production fuel and purchased power	917.0	--		917.0
Cost of gas sold	304.5	--		304.5
Other operation and maintenance	644.4	(12.5	)(f)	685.0
		58.1	(h)
		(5.0)	(i)
Depreciation and amortization	197.3	(11.5	)(f)	185.8
Taxes other than income taxes	81.6	(5.1	)(f)	76.5

Total operating expenses	2,144.8	24.0		2,168.8

Operating income	421.4	(33.3)		388.1
Interest expense	86.3	(3.0	)(i)	85.9
		2.6	(j)
Other income, net:
Equity income from unconsolidated investments	(21.7)	--		(21.7)
Other income, net	(4.5)	0.9	(g)	(3.6)

Total other income, net	(26.2)	0.9		(25.3)

Income from continuing operations before income taxes	361.3	(33.8)		327.5
Income taxes	134.9	(14.0	)(k)	120.9

Income from continuing operations	$226.4	($ 19.8)		$206.6

Weighted average number of common shares outstanding (000s):
Basic	113,026	113,026		113,026

Diluted	113,279	113,279		113,279

Earnings per weighted average common share from continuing operations:
Basic	$2.00	($ 0.18)		$1.83

Diluted	$2.00	($ 0.17)		$1.82

	Year Ended December 31, 2006
Operating revenues	$3,359.4	$(12.4	)(e)	$3,347.0
Operating expenses:
Electric production fuel and purchased power	1,257.4	--		1,257.4
Cost of gas sold	431.7	--		431.7
Other operation and maintenance	807.2	(11.1	)(f)	869.3
		77.4	(h)
		(4.2	)(i)
Depreciation and amortization	261.4	(14.6	)(f)	246.8
Taxes other than income taxes	108.2	(6.5	)(f)	101.7

Total operating expenses	2,865.9	41.0		2,906.9

Operating income	493.5	(53.4)		440.1
Interest expense	145.7	(1.8	)(i)	147.4
		3.5	(j)
Other (income) expense, net:
Gain on sale of Alliant Energy New Zealand Ltd. stock	(253.9)	--		(253.9)
Equity income from unconsolidated investments	(45.5)	--		(45.5)
Loss on early extinguishment of debt	90.8	--		90.8
Other expense, net	15.1	1.4	(g)	16.5

Total other income, net	(193.5)	1.4		(192.1)

Income from continuing operations before income taxes	541.3	(56.5)		484.8
Income taxes	203.0	(23.4	)(k)	179.6

Income from continuing operations	$338.3	$(33.1)		$305.2

Weighted average number of common shares outstanding (000s):
Basic	116,826	116,826		116,826

Diluted	117,190	117,190		117,190

Earnings per weighted average common share from continuing operations:
Basic	$2.90	$(0.28)		$2.61

Diluted	$2.89	$(0.28)		$2.60

Refer to accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

ALLIANT ENERGY CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet assumes that the Divestiture occurred as of the balance sheet date (September 30, 2007) and reflects the following adjustments (in millions):

(a)	Proceeds — Adjustment to record the net cash proceeds that IPL would have received based on an assumed closing date of September 30, 2007. The gross sales price of $754 million reflected in the Sale Agreement was subject to adjustments at closing based on the value of the net assets transferred as of the closing date. The net cash proceeds were also adjusted by the transaction costs directly related to the Divestiture. The pro forma financial statements assume IPL used a portion of the net cash proceeds to retire its commercial paper borrowings and financings from the sale of utility accounts receivable as of the closing date.
Net cash proceeds:
Gross sales price per Sale Agreement	$754.0
Purchase price adjustments as of September 30, 2007	21.2

Assumed gross cash proceeds as of September 30, 2007	775.2 *
Less: Transaction costs as of September 30, 2007	12.7

Assumed net cash proceeds as of September 30, 2007	762.5
Use of proceeds:
Retire IPL’s commercial paper borrowings as of September 30, 2007	(133.4)
Eliminate IPL’s financings from the sale of utility accounts receivable as of
September 30, 2007	(50.0)

Remaining amount held in cash and cash equivalents	$579.1

* Gross cash proceeds as of the closing date (December 20, 2007) were $783.1 million which is $8 million greater than the assumed gross cash proceeds identified above primarily due to estimated increases in the carrying value of net assets sold during the fourth quarter of 2007 prior to the sale.

(b)	Assets and Liabilities Removed with Divestiture — Adjustments to remove the carrying value of the following assets and liabilities as of September 30, 2007 that have been transferred to ITC in connection with the Divestiture:
Property, plant and equipment, net (electric transmission assets sold)	$500.3
Current assets (primarily materials and supplies sold)	3.3
Other assets	1.0
Current liabilities (primarily accrued capital expenditures assumed by ITC)	(4.7)
Long-term regulatory liabilities (cost of removal obligations assumed by ITC)	(44.1)
Other long-term liabilities	(0.7)

Net carrying value of assets sold to and liabilities assumed by ITC	$455.1

(c)	Pro Forma Gain from Divestiture — Adjustments to record the pro forma gain and related income tax obligation from the Divestiture based on an assumed closing date of September 30, 2007. IPL expects to qualify to pay taxes related to the pro forma gain from the Divestiture over an eight-year period resulting in only a portion of the income tax obligation being current. The pro forma gain from Divestiture has been calculated as follows:
Net cash proceeds (note (a) above)	$762.5
Less: Carrying value of assets and liabilities removed with the Divestiture (note (b) above)	455.1
Less: Long-term regulatory liability established with the Divestiture (note (d) below)	88.7

Pre-tax pro forma gain	218.7
Estimated income tax obligation of the pre-tax pro forma gain based on the estimated weighted
average statutory rates for all jurisdictions of 41.4% (current liability portion - $31.8 million)	90.5

Pro forma gain from Divestiture, net of tax	$128.2

(d)	Regulatory Treatment of Pro Forma Gain — Adjustment to record the present value of the estimated amounts to be refunded to IPL’s customers in accordance with regulatory approvals from various state commissions. IPL expects to refund to its customers aggregate payments of $13 million per year for eight years beginning in the year IPL’s customers first experience an increase in rates related to transmission charges assessed by buyer. Refer to note (c) above for additional discussion of the pro forma gain realized with respect to the Divestiture.

The unaudited pro forma condensed consolidated statements of income assume the Divestiture occurred as of the beginning of the earliest period presented (January 1, 2006) and reflect the following adjustments:

(e)	Historical Operating Revenues — Adjustment to remove historical wheeling revenues directly related to the net assets eliminated with the Divestiture.

(f)	Historical Operating Expenses — Adjustments to remove historical expenses directly related to the operation, maintenance, depreciation and property taxes of the net assets eliminated with the Divestiture.

(g)	Historical Allowance for Funds Used During Construction (AFUDC) — Adjustment to remove historical AFUDC related to the assets eliminated with the Divestiture.

(h)	Estimated Transmission Charges from Buyer — Adjustment to add estimated transmission charges from buyer for transmission services required to serve IPL’s customers.

(i)	Historical Costs for Commercial Paper and Sale of Utility Accounts Receivable — Adjustments to remove historical interest expense from IPL’s commercial paper borrowings and historical costs from IPL’s utility accounts receivable sale program. The pro forma financial statements assume IPL used a portion of the proceeds from the Divestiture to retire outstanding commercial paper borrowings and eliminate financings from the sale of utility accounts receivable as of the closing date.

(j)	Estimated Interest Expense on Long-term Regulatory Liability — Adjustment to add the estimated interest expense related to the long-term regulatory liability established with the Divestiture. Refer to note (d) above for additional details.

(k)	Income Tax Expense Impacts — Adjustment to estimate the income tax expense impacts of the pre-tax pro forma adjustments based on the estimated weighted average statutory rates for all jurisdictions of 41.4%.